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                                                                   EXHIBIT 10.53


                                       An

                              Assembly / Final Test

                              Subcontract Agreement

                                     Between

              CHIPPAC LTD. AND AFFILIATES., whose name and address
                 are stated in Section Two of the First Schedule



                                       and

               FAIRCHILD SEMICONDUCTOR CORPORATION AND AFFILIATES
                       whose business registration address
                is stated in Section Three of the First Schedule


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THIS AGREEMENT is made the day and year stated in Section One of the First
Schedule hereto between:

1. The Subcontractor and Affiliates whose name and address are set out in Section Two of the First Schedule (hereafter called the "Assembler"),

And

2. Fairchild Semiconductor Corporation and Affiliates (hereafter called "FSC"), whose name and address are set out in Section Three of the First Schedule.

Whereas:

1. FSC is engaged in the business of designing, manufacturing and marketing semiconductor devices.

2. Assembler is engaged in the business of manufacturing various electronic components and semiconductor devices.

3. This assembly agreement is applicable only to the list of packages referenced in Section One and Two of the Second Schedule.

4. The parties mutually desire that the Assembler assemble certain integrated circuits designed by FSC subject to the terms and conditions below.

5. The parties also mutually desire that the Assembler provide final test service on devices listed in the Second Schedule, Section One.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       SCOPE OF WORK


         a) Assembler shall perform certain semiconductor assembly and final test work for FSC. The semiconductor devices (hereafter called "Devices") shall be assembled and/or tested in a good and workmanlike manner in accordance with Assembler's standard specifications and FSC's specific specifications.

         b) The devices shall be boxed and bar code labelled to FSC specification.

         c) Notwithstanding anything contained herein to the contrary, FSC reserves the right to engage any other subcontractor to perform any assembly and/or final test work on a per need basis. This agreement shall in no way be interpreted or construed to be an exclusive dealing with the Assembler.

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2.       TERMS

         The term of this Agreement is as stipulated in Section Four of the First Schedule. FSC will notify Assembler in writing 90 days prior to the expiration of this Agreement whether or not it desires to renew this Agreement. Should FSC desire such a renewal, then both parties will enter into a good faith negotiation. Failure by FSC to provide such notice to Assembler shall be deemed to be notice by FSC that it does not desire to renew this Agreement, then Assembler should make reasonable effort to begin a dialogue with FSC concerning the plans of both parties.

3.       DEFINITIONS

         Key definitions of terms that apply in this agreement are contained in the Fourth Schedule.

4.       MATERIALS/FACILITIES

         a) Assembler shall supply all materials and equipment related to the assembly except for the items listed in Section Five of the First Schedule.

         b) Assembler shall ensure that all materials and assembly processes used to assemble FSC's Devices are free of ODC's (Ozone Depleting Chemicals).

         c) Assembler shall be responsible for supplying the assembly and final test facilities and all equipment (unless otherwise set forth in this Agreement) and personnel necessary to perform assembly and/or test work contemplated hereunder. Unless Assembler has received FSC's prior written consent otherwise, all assembly and/or test work shall be performed at the facility specified in Section Two of the First Schedule hereto. [need to add KL location to Section Two of the First Schedule]

         d) FSC agrees to accept the liability for any unique raw materials that the Assembler has purchased for FSC's Devices, if unused for more than 6 months beyond the forecast period for which they were purchased or beyond the expiration date of shelf life of the material, whichever occurs first, for a maximum of one month of inventory plus one month on order, provided that the Assembler has purchased this inventory using FSC's forecast as shown in Section One of the Second Schedule and observed reasonable lead times provided by the vendor.

         e) For standard or non-unique materials Assembler shall notify FSC of the quantity and description of all such excess materials on hand and shall make every reasonable effort to mitigate the loss due to FSC's non-consumption of all such purchased excess supplies and raw materials by attempting to make use of such excess supplies and raw materials in the fulfillment of other

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                  customers' packaging and testing orders. FSC shall be
                  responsible for reimbursement of up to one month inventory plus up to one month on order for any portion not able to be used for other Assembler customers within the expiration date of shelf life of the materials. Any excess to this amount is the responsibility of the Assembler.

5.       ASSEMBLY PLAN

         a) For information and planning purposes, FSC will provide Assembler with a rolling 4 week forecast each week, and six month rolling forecast at least once per monthly period with quantities by package type (and wire count/stitch count for TO220, DPAK & D2PAK) as shown in Section One of the Second Schedule.

         b) A new forecast ("Forecast") shall be due from FSC during the third week of each monthly period (under FSC's fiscal year calendar) and Assembler shall respond to the Forecast with a capacity commitment for at least one hundred percent (100%) firm assembly commitment for the first period within two (2) working days as long as the Forecast for that first period is not higher than that committed to by Assembler for the immediately preceding period In the event of an FSC request for additional capacity above Assembler's available capacity then Assembler shall respond with a proposal within 5 working days. Assembler's commitment shall be based on the monthly capacity commitment divided by the number of Assembler's work days in the period, as a daily capacity commit. In the event FSC does not load die in a linear manner, then the capacity for any day for which there is insufficient die loaded by FSC to meet the daily capacity commit shall be subtracted from the Assemblers commitment for the period

                  Additionally, for TO220, DPAK (TO251/252) and D2PAK (TO262/263), FSC shall be obligated to load a minimum of [redacted *] of the Base Unit Volume as shown in Attachment A of the Second Schedule or [redacted *] of FSC's total subcontract volume, whichever is less, assuming the demand is based on the same or similar fit, form and functionally equivalent design and same or similar material set as is used on FSC's P division products or for similar products from from other FSC divisions for which Assembler has been qualified (either those packages and/or material sets qualified now or any changes mutually agreed to by both parties in the future). FSC agrees to qualify a sufficient number of products from other divisions that can use the same or similar design and same or similar material sets as needed, to help insure that FSC can meet the minimum loading guarantee. In the event that FSC's total demand for any given package family covered by this minimum volume guarantee is insufficient to meet [redacted *] of the Base Unit Volume, then FSC agrees to load an equivalent volume of a mutually a agreed to alternate package type, assuming Assembler has sufficient capacity to load the alternate package type, and is qualified, and assuming that [redacted *] of FSC

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                  cummulative Subcontract demand for all TO220, DPAK and D2PAK package types exceeds 110% of the cumulative Threshold Volume. Assembler agrees to make available the minimum capacity as shown in the Fifth Schedule of this agreement, provided there is a written forecast for consumption at least one (1) period prior to FSC's demand. Assembler will use all commercially reasonable efforts to provide capacity to FSC for any upside demand. In the event that FSC adds capacity for these packages in any FSC factory, then both parties agree to re-negotiate pricing and loading guarantees in good faith.

                  Based on the Forecast provided by FSC, Assembler shall ensure that the proportionate average daily capacity is available each week to enable linear loading of FSC's orders, within the Assembler's capacity commitment. FSC shall make reasonable effort to ensure linear loading to the Assembler.

c)                If Assembler starts factory program material more than thirty
                  (30) days ahead of customer's request date, then the Assembler assumes liability for the total value of the product unless the starts are authorized by FSC.

6.       PRICES

         a) The prices to be paid by FSC for devices assembled and/or tested pursuant to this agreement shall be mutually agreed to by both Assembler and FSC and set forth in a Letter Agreement between Assembler and FSC signed by each party. Such pricing will be expressed in U.S. Dollars. Prices shall be negotiated on an annual basis, as a minimum, except as otherwise noted on the Pricing Agreement or as outlined in section 6(c) below. Updates shall be permitted when mutually agreed upon between Assembler and FSC. Yields used in determining the pricing shall be reviewed on an annual basis, as a minimum. The parties shall document pricing updates in writing.

         b) All prices are to be expressed in terms of unit pricing that include all the materials supplied by the Assembler unless otherwise specified. Pricing shall reflect whether product is to be standard packed in tubes or packed utilizing tape and reel. Exceptions will be paid via SRF (Service Request Form).

         c) Prices for Power Discrete Packages outlined in Attachment A of the Letter Agreement between Assembler and FSC shall be effective through December 31, 2002, then all Base Unit Prices and Incremental Unit Prices shall be subject to a [redacted *] discount from January 1, 2003 through December 31, 2003, and thereafter shall be subject to [redacted *] prices on an annual basis. Pricing for Unit Adders shall remain as shown in Attachment A of the Letter Agreement between Assembler and FSC for the life of this agreement.

                  Prices for IC Packages and/or test services as as outlined in Attachment B of the Letter Agreement between Assembler and FSC shall be effective through

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                  December 31, 2002, and then shall be subject to [redacted *]
                  prices thereafter on an annual basis Any applicable Lot Charges for any services provided by Assembler to FSC shall be per Attachment C of the Letter Agreement between Asembler and FSC for the life of the agreement. In the event Assembler does not meet [redacted *] prices after December 31, 2003, then FSC shall not be obligated to load the minimum volumes as specified in Section 5(b).

                  Any cost improvement or steps taken by FSC to reduce the existing cost shall all accrue to FSC, and shall result in a revised Pricing Agreement in the period immediately following the identification, acceptance and actual implementation of reduction by the Assembler. Assembler agrees to implement such cost reductions as soon as is commercially viable after acceptance provided that implementation does not require Assembler to incur any unusual or new costs or does not require Assembler to make additional investment in capital equipment. In the event any such FSC cost improvement inititiative, requires Assmelber to incur any unusual or new costs or invest in equipment, then the parties agree to negotiatie sharing of these costs or sharing in the cost reduction in good faith. Any cost reduction generated by the Assembler through the use of improved materials or improved utilization or efficiency of equipment and/or operators being employed shall benefit the Assembler, provided no FSC qualification or FSC customer PCN is required. If qualification or PCN is required by FSC for Assembler to implement the improvement, then the parties agree to negotiate sharing of the cost reduction in good faith . Any cost reduction generated jointly by the FSC and Assembler through the use of improved materials or improved utilization or efficiency of equipment and/or operators being employed shall benefit both parties equally, and shall result in a revised Pricing Agreement in the period immediately following the identification, acceptance and implementation of reduction by the Assembler.

         d) New products introduced by FSC for the Assembler to assemble and/or final test shall be priced through mutual agreement between FSC and Assembler. Pricing of new products shall follow the format mutually agreed to in the Pricing Agreement by both Assembler and FSC. Assembler shall be used as the Preferred Subcontractor on all new package types that FSC intends to build at Subconcontractors, subject to [redacted *], and continued performance to FSC quality and delivery standards, and provided that the capacity is available when FSC requires.


7.       PAYMENT TERMS

         a) Payment to Assembler by FSC shall be made on a Net Thirty (30) Days basis from the date of invoice, if not specified otherwise in Section Three of the Second Schedule.

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         b)       All payments shall be made in United States dollars (US$)
                  unless specified otherwise in Section Three of the Second Schedule.

8.       TURNAROUND TIME

         Assembler shall use its best efforts to ship Devices (assembly only or assembly and test) in the turnaround times indicated in the Third Schedule of this document

         a) The Turnaround Time shall mean the elapsed number of calendar days from the date of the Die or assembled unit shipment arrives at the factory of Assembler's manufacturing location, or date the die is requested to be built, whichever is later, and the date assembled and / or tested Devices are shipped out of the same factory, or if Assembler is providing PDC services the date the finished Devices are placed into the PDC center and available for shipment. Turnaround Time shall not include Holidays and Sundays at Assembler's location.


9.       YIELD

         a) Assembler shall use its best efforts to meet the Assembly/ Test Yields defined in Section Four of the Second Schedule.

         b) Assembly yield shall be measured by acceptable assembled Devices shipped versus the number of good die the Assembler received and shall be assessed over a calendar quarterly period on a per package and per lead count basis. Any yield losses due to die count variances, wafer-process or die related losses shall be excluded from the quarterly yield computation. Should the quarterly yield performance fall [redacted *] below the minimum contract yeildspecified in Section Four of the Second Schedule, Assembler shall submit a specific explanation to FSC for review and FSC is entiltled at a minimum, to debit Assembler's account the dollar amount cost of the die.

         c) Should the yield performance fall at least [redacted *] below minimum contract yield that is specified in Section Four of the Second Schedule on a lot to lot basis, Assembler shall notify FSC immediately. A specific explanation in the standard report format shall be submitted to FSC for review within the next seven (7) days.

         d) For assembly of untested Devices only, FSC will perform "First Test" testing on the Devices received from the Assembler at FSC's test location and will report the test results to Assembler on a weekly basis, or as and when the need arises, to assist Assembler in monitoring its assembly performance.

         e) FSC reserves the right to reprocess finished goods that do not conform to FSC specifications in an effort to maximize utilization of its inventories.

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                  Procedures and pricing of any such reprocessed materials shall be mutually agreed upon between Assembler and FSC.

         f) FSC shall have the right to enter arbitration for possible termination of this Agreement should Assembler be unable to meet the agreed upon yield levels within ninety (90) days of notification from FSC. Arbitration shall be per the provisions of Section 20 of this agreement.

10.      PROVISION OF DIE

         a) FSC shall consign die and/or assembled units to Assembler for assembly and/or test work.

         b) Assembler shall not use uncommitted die for assembly prior to receiving specific loading instructions from FSC or its designated receiving location.

11.      SHIPMENT

         a) All shipments of die and material from FSC to Assembler will be as shown in Section Three of the Second Schedule. FSC agrees to be invoiced for and pay the freight costs incurred by Assembler for any die, consigned equipment or material provided to it by any other FSC subcontractor.

         b) All shipments of assembled and/or tested Devices from Assembler to an FSC location will be made in accordance with Section Five of the Second Schedule. If Assembler is paying freight on behalf of FSC then manual billing should be done on a per shipment basis.

         c) Assembler is required to use the freight forwarder nominated by FSC for shipment of assembled Devices. Assembler shall ensure that all export controls and licenses are in place between Assembler's location and FSC's regional warehouses and shipments made directly to FSC's customers per FSC's instructions.

         d) FSC shall export all die and all other materials on its own export license to Assembler and FSC will be the importer of record upon the return shipment of Devices through the applicable port of entry.

12.      ACCEPTANCE

         a) FSC's acceptance or rejection of assembled and/or tested Devices shall be based on the Specifications. FSC shall have the right to reject isolated lots or groups of lots assembled and/or tested Devices at its incoming or designated receiving location that do not conform to the Specifications. FSC shall

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                  complete acceptance testing of Devices within 30 days of
                  receipt from Assembler.

         b) FSC shall notify Assembler of any rejections that exceeds the AQL Limits per specifications and upon the request of Assembler, shall promptly ship such rejected samples to Assembler for verification, whereby such rejection shall be limited to the corresponding lot of the samples. The lot shall be limited to all the material produced under a specific date code.

         c) Assembler shall have seven (7) business days to reply to FSC's notification and upon agreeing that the rejection is caused by assembly workmanship deficiency, the rejected lots, if reworkable, shall be returned to Assembler for rework and Assembler will pay all associated freight costs. If the rejected lots are non-reworkable, FSC is entitled at a minimum, to debit Assembler's account the dollar amount in the Assembler's original invoice. Thjs rejected quantity shall also be adjusted on the quarterly average yields for the period that said devices were assembled and this adjusted yield shall be used to determine if die cost compensation shall be due as outlined in Section 9(b). However, the final dollar amount to be debited from the Assembler's original invoice shall be determined by mutual agreement between FSC and the Assembler. The preferred method for FSC to achieve any such debit shall be for the Assembler to issue a credit memo for the appropriate amount to aid in reconciliation of account balances.

         d) FSC shall have the right, at its expense, to employ one or more inspectors, or professional or technical personnel or its designees, with access to Assembler's facility to inspect the processes, materials and FSC's Devices and to perform quality audit. In the event that the Quality Inspector discovers any non-compliance by the Assembler with respect to the specifications, the Quality Inspector may, in all fairness, suspend the manufacturing activities of the Assembler after such non-compliance is acknowledged by the Assembler.


13.      CHANGE OF SPECIFICATIONS

         a) Assembler shall advise FSC in writing at least ninety (90) days prior to making any proposed changes with respect to direct materials, suppliers, manufacturing processes and/or assembly location. FSC reserves the right in its absolute discretion to accept or reject such proposed changes. Upon obtaining the conceptual acceptance of the proposed changes from FSC, Assembler shall perform and provide the relevant reliability data and/or build qualification lots per FSC's requests at Assembler's expense. Proposed changes shall be implemented on a cut-off date mutually determined by both parties upon obtaining final approval from FSC.

         b) Assembler agrees to use its best efforts to implement all reasonable proposals for improvement of specifications suggested by FSC.

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         c)       Assembler shall use its best efforts to participate in quality and yield enhancement programs as suggested by FSC.

         d) Assembler shall not be required to implement any change where the cost is shown to exceed the benefit anticipated unless mutually agreed to by both parties.

         e) FSC's only recourse for changes not implemented by the Assembler, and not accepted by FSC, is to cancel unfilled orders


14.      MANUFACTURING DATA

         a) Assembler shall provide FSC the manufacturing data deemed necessary as agreed to between Assembler and FSC. It shall include the amount at die and package level of Assembler's die bank, WIP, and stagnant inventories. Assembler shall be able to provide FSC on a weekly basis, a summary of shipping activity and die receipts. Assembler shall provide FSC weekly reports regarding assembly and test yields, as well as cycletimes for both assembly only and assembled/tested products at the package level. Assembler shall also provide FSC with any other information FSC reasonably requests. The format for stated data shall be as mutually determined between Assembler and FSC.

         b) Wherever possible, Assembler agrees to allow FSC to establish a computer-link with the Assembler's computer system to enable quick access to data related to FSC's Devices only. The access to data shall be production data only and shall not include financial data.

15.      MANUFACTURING LOT

         a) Assembler shall ensure that no manufacturing lot shall consist of more than one die lot unless directed by FSC. At Assembler's discretion, large die lots can be broken down into smaller manufacturing lots.

         b) Assembler shall try to use the unique manufacturing lot number assigned by FSC to ensure FSC's tracking system is supported. The lot number shall appear on the Lot Traveler together with FSC's Device code. The Assembler shall also maintain the lot number given by FSC to ensure FSC's tracking system is also supported.

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16.      REJECTED DIE & REJECTED ASSEMBLED UNITS

         FSC may at its discretion, request all rejected die and rejected assembled and/or tested Devices be returned by the Assembler, or otherwise to be destroyed by the Assembler. Such destruction, if desired, shall be witnessed by FSC personnel or alternatively, FSC may request the Assembler to issue a letter of assurance to that effect. In case of a return, FSC shall pay all associated freight costs.

17.      U.S. EXPORT/IMPORT LAWS

         Assembler shall comply with all applicable U.S. Import and Export Laws and Regulations, as well as the local laws that are applicable at Assembler's locations performing work for FSC. Assembler shall meet such requirements, like Country of Origin marking on each marking on each package as requested by FSC, in order to ensure full compliance with such Laws. The provisions of this Section 17 shall survive the termination of this Agreement and continue indefinitely.

18.      WARRANTY

         a) The assembled and/or tested Devices sold by Assembler to FSC shall be in good condition, free of defects in material and workmanship (except with regard to die supplied by FSC to which Assembler warrants only workmanship) for a period of twelve (12) months after the date of acceptance by FSC.

         b) In the event of assembled and/or tested Device failure proven (by way of failure analysis) to have been caused by defects in workmanship, Assembler shall, at FSC's option, issue credit for the dollars amount of the assemblers original invoice of the relevant Devices to FSC, or assemble similar Devices for FSC at no charge. Thjs defective quantity shall also be adjusted on the quarterly average yields for the period that said devices were assembled and this adjusted yield shall be used to determine if die cost compensation shall be due as outlined in Section 9(b).

         c) Assembler shall have no obligation under any warranty set forth above in the event that;
                  o the Devices have failed as a result of normal wear and tear, catastrophe or fault or negligence of FSC or it's customers;
                  o the Devices have been modified by FSC or its customers in a way which affects the performance of the Devices;
                  o the Devices have not been stored, maintained, or used by FSC or its customers in accordance with FSC's standard operating and/or maintenance instructions.

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         d)    Assembler shall not be liable or responsible for damages arising directly or indirectly from the sale, use or failure of any semiconductor devices assembled or tested by Assembler.

19.      INSURANCE

         FSC will be responsible for insurance coverage for all consigned materials and equipment in-transit to Assembler. FSC will be responsible for insurance on assembled and tested product shipped by Assembler once it is transferred to FSC's designated freight forwarder.

20.      INDEMNIFICATION

         a) Each Party (the "Indemnifying Party"), at its own expense and cost, shall defend any suit, claim or legal proceeding against the other Party (the "Indemnified Party") for the infringement of patents or trademark, or claims based on allegations of copyright, trade secret or other proprietary right infringement, by the Indemnifying Party. The Indemnifying Party shall pay all damages and costs which may be awarded against the Indemnified Party because of such infringement by the Indemnifying Party. Assembler shall have no obligation under this section to the extent than any alleged infringement is based on Assembler's implementation of specifications provided by FSC, or if due to modifications or combination with other devices by FSC or its customers.

         b) The Indemnifying Party's duties under the immediately preceding paragraph (a) are conditional upon the Indemnified Party furnishing to the Indemnifying Party prompt written notice of the commencement of any suit or proceeding or any claim of infringement and a copy of each written communication relating to the alleged infringement, and giving to the Indemnifying Party authority and reasonable assistance (at the Indemnifying Party's expense and cost) to defend or settle such law suit, proceeding or claim. The Indemnifying Party shall not be bound by any settlement made without its prior consent.


21.      TERMINATION

         a) Either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within thirty (30) days of written notice thereof from the first party.

         b) Either party may terminate this Agreement by giving notice in writing to the other party,

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                  which notice shall be effective upon receipt by the other
                  party, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership or otherwise lose legal control of its business.

         c) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than ninety (90) days.

         d) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then due and payable.

         e) In the event of termination, Assembler shall upon written request of FSC return all die, materials, equipment and technical documents FSC has previously provided to Assembler, with freight costs to be paid by FSC.

         f) Upon termination of this Agreement other than by FSC pursuant to Section 21(a) or (b), FSC shall, and in case of termination by FSC under Section 21(a) or (b) FSC shall have the option to purchase from Assembler all work-in-progress (WIP), all assembled and tested Devices in Assembler's stock at the established contract pricing, and any raw materials in accordance with Section 4(d) herein, provided these WIP and Devices are assembled in accordance with the Specifications.


22.      FORCE MAJEURE

         Either party shall be excused from performance or performance delayed by reason of any force majeure, strikes, accidents, embargoes, acts of government or other cause beyond control of such party which renders performance impossible. FSC or Assembler may, at its option, cancel or reschedule that portion of the performance of this Agreement by such cause. Such rescheduling shall be upon mutual consent of both parties. If the force majeure exists for more than 3 months, FSC may terminate this Agreement without any liability to the Assembler, and Assembler will return all FSC's dies, WIP and Finished Goods, and any Consigned Equipment, with freight costs to paid by the Assembler.

23.      ENTIRE AGREEMENT

         a) The Schedules referred to and attached to this Agreement and the Letter Agreement between Assembler and FSC are hereby incorporated and by this reference made a part hereof. The relevant sections of the Schedules, whenever necessary, shall be updated to include any changes and additional new business plans agreed between the parties. The revised Schedules signed by the duly authorized officers of the respective parties, shall become the addendum of the original Schedules and by this reference made part hereof.

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

         b) This Agreement, together with the Schedules hereto, contains the entire understanding of the parties and supersedes any prior or contemporaneous agreements or understanding between the parties with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes and replaces in its entirety that certain Supply Agreement and Letter Agreement between Assember and Intersil Corporation, dated as of June 30, 2000, as partially assigned to FSC on March 16, 2001, which Supply Agreement and Letter Agreement shall no longer have any force or effect as between Assembler and FSC.

         c) No amendment or modification of this Agreement shall be valid and binding upon the parties unless signed by the duly authorized officers or representatives of the respective parties.

24.      WAIVER

         Should any party fail to enforce any provision of this Agreement or to exercise or waive any right in respect hereto, such failure or waiver shall not be constructed as constituting a waiver or a continuing waiver of its rights to enforce such provisions or right or any other provision or right.

25.      AGENCY

         a) The relationship of the parties under this Agreement shall be as independent contractors.

         b) Nothing contained herein or done in pursuance of this Agreement shall constitute the parties as entering upon a joint venture or partnership, or shall constitute either party being an employee of the other party for any purpose or in any sense whatsoever.

26.      INVALIDITY

         If any provision of this Agreement or the application thereof to any situation or circumstance shall be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each remaining provision shall be valid and enforceable to the fullest extent. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provision with provisions which in effect will, from an economic viewpoint, most nearly or fairly approach the effect of the invalid provision.

27.      COUNTERPARTS

         This agreement may be executed simultaneously in several duplicate originals in the English Language, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

28.      JURISDICTION

         The Agreement shall be governed by, and interpreted and construed in accordance with the Laws the State of California


29.      CONFIDENTIALITY

         a) For the purposes of this Agreement, "Confidential Information" shall mean all proprietary information relating to the subject matter of this Agreement which (1) is disclosed by one of the parties to the other in written, graphic and/or computer data form and originally designated in writing by the disclosing party as "Confidentiality Information" or by words of similar import, or (2) if disclosed orally is designated as "Confidential Information" at such time and is summarized and confirmed in writing within thirty (30) days after oral disclosure that such orally disclosed information is "Confidential Information", or
               (3) whether or not designated as provided in clauses (1) or (2) above, consists of emails, letters, agreements, contracts, request for quotations (RFQs), build diagrams, bills of materials, test programs, product preliminary specifications, engineering drawings of testers, fixtures and/or test jigs.

         b) Each party acknowledges and agrees that all Confidential Information is confidential or proprietary to the disclosing party. Each party agrees not to use any such Confidential Information during the term of the Agreement and for an additional period of Seven (7) years for any purpose other than as permitted or required for performance by such party hereunder. Each party further agrees not to disclose or provide any of such Confidential Information to any third party and to take all necessary measures to prevent such disclosure using the same standard of care it normally uses in protecting its own trade secrets and proprietary information.

         c) Notwithstanding any other provision of this Agreement, no information received by a party hereunder shall be or remain Confidential Information if the party receiving or possessing said information can demonstrate that said information was or is, as the case may be:

               o published or otherwise made available to the public other than as a result of a breach of this Agreement;

                  o furnished to a party hereunder by an independent third party not in violation of a duty of confidentiality of that third party to the other party hereunder and without restriction on its dissemination;
                  o approved for release in writing by the party designating said information as Confidential Information;
                  o known to or independently developed by the party receiving Confidential Information hereunder without access to the said Confidential Information;
                  o disclosed to a third party by the party transferring said information hereunder without restricting its subsequent disclosure and use by the third party.

         d) Disclosure of any Confidential Information by a party hereto shall not be precluded if such disclosure is in response to a valid order of a court or other government body, provided that the receiving party promptly notifies the other party of such order and makes a good faith effort, at the expense of the party which originally disclosed the information, to obtain, or assist the other party to obtain, a protective order requiring the Confidential Information so disclosed be kept in confidence and used only for the purpose for which such order was issued.


30.      ARBITRATION

         Any default condition by either party, that is not remedied and that would lead to possible termination of this agreement are to be resolved by Arbitration prior to termination per the requirements of this section. This Arbitration process shall be concluded in the United States and governed by, and construed in accordance with, the laws of the State of California, USA. The Parties shall use their best efforts to settle by way of amicable negotiations any differences which may occur between them in connection with this Agreement. If the Parties fail to reach such an amicable settlement, either party may submit such differences to arbitration, which shall have sole jurisdiction and shall take place in accordance with the following minimum set of rules:

         a) The rules of the International Chamber of Commerce (ICC) shall apply.

         b) The arbitration shall be held by a single arbitrator mutually acceptable to both Parties. If the Parties cannot agree on a single arbitrator, each Party shall identify one independent individual who shall meet to appoint a single arbitrator.

         c) The decision of the arbitrator shall be considered as a final and binding resolution of the disagreement and may be entered as judgment in any court of competent jurisdiction.

         d) The arbitration shall be held in a mutually agreeable location.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day, month and year first above written.


ChipPAC Limited

SIGNED by:                                    In the presence of:

/s/ Patricia H. McCall                        /s/ Jeffrey S. Braden
---------------------------------------       --------------------------------
Name:  Patricia H. McCall                     Name:  Jeffrey S. Braden

Title: Director                               Title: Vice President

Date:  February 8, 2002                       Date:  February 8, 2002


Fairchild Semiconductor Corporation.

SIGNED by                                     In the presence of:

/s/ Tan Hock Seng                             /s/ K.T. Tam
---------------------------------------       --------------------------------
Name:  Tan Hock Seng                          Name:  K.T. Tam

Title: Director - Strategic Procurement       Title: Vice President, Operations
       & Subcon Management

Date:  February 18, 2002                      Date:  February 25, 2002

                                 FIRST SCHEDULE

--------------------------------------------------------------------------------

SECTION ONE: DAY/MONTH/YEAR OF THIS AGREEMENT
--------------------------------------------------------------------------------


                       1st day of January, 2002
                       ------------------------

--------------------------------------------------------------------------------

SECTION TWO: Chip PAC LIMITED & AFFILIATES
--------------------------------------------------------------------------------


Company Name:          ChipPAC Limited

                       ---------------------------------------------


Address:               See Attached A for Names and Addresses
                       For ChiPAC Limited and Affiliates

                       ---------------------------------------------

                       ---------------------------------------------

Country:
                       ---------------------------------------------

--------------------------------------------------------------------------------

SECTION THREE: FAIRCHILD SEMICONDUCTOR CORPORATION & AFFILIATES
--------------------------------------------------------------------------------


Location Name:         Fairchild Semiconductor
                       ---------------------------------------------

Address:               82 Running Hill Road,
                       ---------------------------------------------
                       South Portland
                       ---------------------------------------------
                       Maine 04106
                       ---------------------------------------------
                       U.S.A.
                       ---------------------------------------------


--------------------------------------------------------------------------------

SECTION FOUR: TERMS OF AGREEMENT
--------------------------------------------------------------------------------


Effective Date: January 1st, 2002  Expiration Date: December 31, 2003

--------------------------------------------------------------------------------

SECTION FIVE: MATERIALS/EQUIPMENT CONSIGNED BY FAIRCHILD
--------------------------------------------------------------------------------


See Attachment B of this First Schedule for list of equipment owned by FSC.

--------------------------------------------------------------------------------

                                  ATTACHMENT A

              NAMES AND ADDRESSES OF CHIPPAC LIMITED AND AFFILIATES

CHIPPAC LIMITED,
Crigmuir Chambers,
Road Town,
Tortola,
British Virgin Islands

CHIPPAC MALAYSIA
73, Lorong Enggang,
Ulu Kelang Free Trade Zone,
54200 Kuala Lumpur,
Malaysia

CHIPPAC KOREA
San 136-1, Ami-Ri,
Bubal-Eub, Ichon-Si,
Kyoungki-Do,
467-701 Korea

CHIPPAC SHANGHAI
188 Hua Xu Road,
Xujin Zhen,
Qinpu District,
Shanghai 201-702,
People Republic of. China

                                  ATTACHMENT B

                             EQUIPMENT OWNED BY FSC*


EQUIPMENT                                                              TAG #

Specific Equipment List will be included in the contract.

              * As of 1st day of January 2002:


Ismecca Known Good Die Machine

                                 SECOND SCHEDULE

--------------------------------------------------------------------------------

SECTION ONE: VOLUME FORECAST
--------------------------------------------------------------------------------

PACKAGE     LEAD     PRODUCT                 VOLUME FORECAST
 TYPE       TYPE      TYPE               PD     PD     PD     PD
Note: Minimum forecast for Power Discrete shall be per the Base Unit Volume listed in Attachment A of the Letter Agreement between Assembler & FSC.
ASSEMBLY

          Minimum [redacted *] Rolling Assembly Forecast That Is Submitted Each Period

FINAL TEST

          Minimum [redacted *] Rolling Test Forecast that is submitted Each
          Period
--------------------------------------------------------------------------------

SECTION TWO: PRICES
--------------------------------------------------------------------------------

PACKAGE               LEAD            UNIT PRICING(CENTS)
 TYPE                 TYPE

Note: Per Price Schedule in Attachments A,B, & C of the Letter Agreement between Assembler & FSC.
--------------------------------------------------------------------------------

SECTION THREE:
--------------------------------------------------------------------------------

PAYMENT TERM

Net 30 days from the receipt of the finished goods or from the issuance date of Bill of Landing or Air Waybill in case of direct shipment to overseas from Assembler, and for products for which supplier provides PDC services, the payment shall be made Net 30 days from the time the finished goods are entered into the FSC "Peouple Soft Inventory System" and placed into the PDC. Invoices are payable in United States Dollars

DELIVERY TERM:

A) Inbound Shipment (Shipment of die and material from FSC to Assembler): CIF Assembler factory that is providing the service

B) Outbound Shipment (Shipment of assembled and/or tested devices from Assembler to FSC Location) shall be FOB EX-Works.

--------------------------------------------------------------------------------

______________
* Confidential treatment requested.

                                 SECOND SCHEDULE

--------------------------------------------------------------------------------

SECTION FOUR:        YIELDS
--------------------------------------------------------------------------------

                  STANDARD YIELDS                            REMARKS


ASSY Cum    See Attachment A of this Second Schedule
Test Cum
Total Cum
--------------------------------------------------------------------------------

SECTION FIVE:     SHIPMENT SENT TO
--------------------------------------------------------------------------------

   1) Products:
      Attention:      "Ship To" addressing shall be to the persons/address
                      called out on the PO, Release order or other agreed to
                      documents from FSC
     Company Name:
     Address:
--------------------------------------------------------------------------------

SECTION SIX:     MANUFACTURING DATA
--------------------------------------------------------------------------------

Periodic trend reports in QOS format on :

1)  Yield
2)  LAR/PPM
3)  Cycletime
4)  On time Delivery

--------------------------------------------------------------------------------

                         SECOND SCHEDULE - ATTACHMENT A

                           MANUFACTURING YIELD TARGETS




                                  [redacted *]

_____________
* Confidential treatment requested.

                                 THIRD SCHEDULE

                               CYCLE TIME TARGETS


                                  [redacted *]





______________
* Confidential treatment requested.

                          FOURTH SCHEDULE - DEFINITIONS

1 "Affiliate" of any particular Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to be in "control" if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Person in question, whether through the ownership of voting securities, by contract or otherwise.

2    [redacted *]

3    [redacted *]

4 "Preferred Subcontractor" shall mean that Assembler shall be given the priority to quote for any new package configurations required by FSC from a third party contract assembler that are not of the type for which packaging and/or test services are provided by Assembler to FSC nor provided to FSC by other third parties as of the Effective Date. Additionally, in the event that Assembler provides a competitive quote (including price, capacity, leadtime, etc), then Assembler shall be given preferential consideration for award of the business by FSC.

_____________
* Confidential treatment requested.

                   FIFTH SCHEDULE - MINIMUM CAPACITY GUARANTEE


-------------------------------------------------------------------
          PACKAGES                          WEEKLY MIN CAPACITY
                                               (K UNITS)
-------------------------------------------------------------------
D2PAK (TO262/263) &TO220A                          [redacted *]
-------------------------------------------------------------------
DPAK (TO251/252)                                   [redacted *]
-------------------------------------------------------------------
T0220                                              [redacted *]
-------------------------------------------------------------------
T0202                                              [redacted *]
-------------------------------------------------------------------
TO218                                              [redacted *]
-------------------------------------------------------------------
TO247                                              [redacted *]
-------------------------------------------------------------------
HEXDIP                                             [redacted *]
-------------------------------------------------------------------
TO39 HIREL                                         [redacted *]
-------------------------------------------------------------------

_______________
* Confidential treatment requested.